Exhibit 99.1

VCA Antech, Inc. Reports First Quarter 2013 Results and Announces Share Repurchase Authorization of up to $125 Million

  Revenue increased 7.1% to a first quarter record of $438.6 million
  Gross profit increased 3.8% to $96.9 million
  Diluted earnings per common share of $0.34, or $0.37 on an as adjusted basis
  Adjusted diluted earnings per common share excluding acquisition-related amortization of $0.40
  Board authorizes $125 million Share Repurchase Program

LOS ANGELES--(BUSINESS WIRE)--April 25, 2013--VCA Antech, Inc. (NASDAQ: WOOF), a leading animal healthcare company in the United States and Canada, today reported financial results for the first quarter ended March 31, 2013 as follows: revenue increased 7.1% to a first quarter record of $438.6 million, gross profit increased 3.8% to $96.9 million, net income was $30.5 million and diluted earnings per common share was $0.34.

For the three months ended March 31, 2013 and 2012, adjusted diluted earnings per share were $0.37 and $0.34, respectively. Adjusted diluted earnings per share for the three months ended March 31, 2013, excludes $3.8 million of charges related to properties vacated during the quarter. We vacated properties of two animal hospitals whose operations were consolidated into the newly constructed, newly opened VCA West Los Angeles Animal Hospital.

With this release, we are also reporting Adjusted diluted earnings per share excluding amortization of intangible assets associated with acquisitions (Adjusted EPS Excluding Amortization). As we continue to grow our business through acquisitions, we will use Adjusted EPS Excluding Amortization as a measure of operational performance, growth and shareholder returns. We believe that by providing this non-GAAP financial measure we will provide our investors better insight into the operating performance of the business. Adjusted EPS Excluding Amortization for the three months ended March 31, 2013 and 2012 was $0.40 and $0.37, respectively.

Bob Antin, Chairman and CEO, stated, “We are encouraged with the improvement in revenue in both our core Animal Hospital and Laboratory business segments. We experienced improving margins in our Laboratory business segment and are encouraged by our ability to manage margins in our Animal Hospital business segment.

“We are also pleased to announce, that the Company will initiate a purchase of up to $125.0 million of our common stock. We believe the repurchase represents a good opportunity to provide shareholder value while maintaining our acquisition goals in the market.

“Animal Hospital revenue in the first quarter of 2013 increased 7.7%, to $340.6 million, driven by acquisitions made in the past twelve months and same-store revenue growth of 1.8%. Our same-store gross profit margin decreased to 13.7%, from 14.7%, while our consolidated gross margin decreased to 13.3%, compared to 14.4%, for the prior-year quarter. Our Animal Hospital operating margin decreased to 10.3%, compared to 12.0%, for the prior-year quarter. As mentioned above, we recorded $3.8 million of charges related to vacated properties. Excluding these charges, our adjusted same-store gross profit margin decreased only 30 bps to 14.4%, from 14.7%; adjusted consolidated gross margin decreased to 13.9%, compared to 14.4%, for the prior-year quarter; and adjusted operating margin decreased to 11.4%, compared to 12.0%, for the prior-year quarter. During the quarter, we acquired three independent animal hospitals which had historical combined annual revenue of $7.2 million.

“Laboratory internal revenue in the first quarter increased 4.3%, to $87.3 million, driven by both an increase in the number of requisitions and the average revenue per requisition. Our Laboratory gross profit margin increased to 48.6%, from 47.9%, and our operating margin increased to 39.5% from 38.9%.

“Revenue from our other operations reported in our All Other segment increased $2.2 million in the first quarter, to $28.5 million, primarily as a result of the full quarter impact of the acquisition of ThinkPets on February 1, 2012.”

Adjusted EPS Excluding Acquisition-Related Amortization

Our acquisition-related amortization expense for the years ended December 2012 and 2011 was $22.7 million, or $13.8 million net of tax, and $13.4 million, or $8.2 million net of tax, respectively. Adjusted EPS Excluding Amortization was $1.52 for the full year ended December 31, 2012, as compared to $1.45 for the full year ended December 31, 2011. In February of this year, we provided guidance for 2013. Adjusting for amortization of acquisition-related intangibles, our guidance range (based on the assumptions stated in that prior release) for Adjusted EPS Excluding Amortization is $1.59 to $1.69 per share.

	2010	2011	2012	2013
Adjusted EPS as reported	$1.42	$1.35	$1.36	$1.45 - $1.55
Add: Amortization(1)	0.07	0.09	0.16	0.14
Adjusted EPS Excluding Amortization(2)	$1.49	$1.45	$1.52	$1.59 - $1.69

(1) Tax-effected intangible amortization, related to acquisitions of businesses.
(2) May not calculate due to rounding.

Adjusted EPS Excluding Amortization is the measure we request analysts to use in compiling 2013 EPS estimates.

Share Repurchase Program

Our Board of Directors has authorized a new share repurchase program, authorizing the Company to repurchase up to $125 million of our common shares from time to time in open market purchases, pursuant to trading plans established in accordance with SEC rules or through privately negotiated transactions. The extent and timing of our repurchases will depend upon market conditions, our cash requirements to fund the long-term growth investments in our business and other corporate considerations. The repurchases will be funded by existing cash balances and by our revolving credit facility. The share repurchase program has no expiration date. The repurchase program may be suspended or discontinued at any time.

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing adjusted net income, adjusted diluted earnings per common share and adjusted diluted earnings per common share excluding acquisition-related amortization. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items and amortization of intangibles acquired in acquisitions.

Management believes these adjusted measures are useful to management and investors in evaluating the Company's operational performance and their use provides an additional tool for evaluating the Company's operating results and trends. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends.

There is a material limitation associated with the use of these non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled “Supplemental Operating Data.”

Conference Call

We will discuss our first quarter 2013 financial results during a conference call today, April 25th, at 4:30 p.m. Eastern Time. A live broadcast of the call may be accessed by visiting our website at investor.vcaantech.com. The call may also be accessed by dialing (877) 293-5492. Interested parties should call at least 10 minutes prior to the start of the call to register. Replay of the webcast will be available for ninety days by visiting the Company's website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the forward-looking statements in this press release are statements addressing our 2013 guidance and plans, expectations, future financial position and results of operation. These forward-looking statements are not historical facts and are inherently uncertain and out of our control. Any or all of our forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Actual future results may vary materially. Among other factors that could cause our actual results to differ from this forward-looking information are: the continued effects of the economic uncertainty prevailing in regions in which we operate; our ability to execute on our growth strategy and to manage acquired operations; changes in demand for our products and services; fluctuations in our revenue adversely affecting our gross profit, operating income and margins; and the effects of the other factors discussed in our Annual Report on Form 10-K, Reports on Form 10-Q and our other filings with the SEC.

About VCA Antech

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, additionally we are the largest provider of online communication, professional education and marketing solutions to the veterinary community. We also supply diagnostic imaging equipment to the veterinary industry.

VCA Antech, Inc. Consolidated Income Statements (Unaudited) (In thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenue:
Animal hospital	$340,615	$316,125
Laboratory	87,335	84,730
All other	28,523	26,325
Intercompany	(17,867)	(17,715)
	438,606	409,465

Direct costs	341,683	316,086

Gross profit:
Animal hospital	45,199	45,556
Laboratory	42,465	40,551
All other	9,634	8,667
Intercompany	(375)	(1,395)
	96,923	93,379

Selling, general and administrative expense:
Animal hospital	8,325	7,057
Laboratory	8,005	7,598
All other	8,914	9,283
Corporate	14,602	15,113
	39,846	39,051
Net loss on sale of assets	1,726	523
Operating income	55,351	53,805
Interest expense, net	4,307	4,087
Business combination adjustment gain	—	(5,719)
Other income	(9)	(207)
Income before provision for income taxes	51,053	55,644
Provision for income taxes	19,230	19,323
Net income	31,823	36,321
Net income attributable to noncontrolling interests	1,338	1,076
Net income attributable to VCA Antech, Inc	$30,485	$35,245

Diluted earnings per share	$0.34	$0.40

Weighted-average shares outstanding for diluted earnings per share	89,379	88,055

VCA Antech, Inc. Consolidated Balance Sheets (Unaudited) (In thousands)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$105,286	$68,435
Trade accounts receivable, net	71,096	55,912
Inventory	54,072	51,456
Prepaid expenses and other	24,918	25,086
Deferred income taxes	26,131	22,579
Prepaid income taxes	6,904	20,061
Total current assets	288,407	243,529
Property and equipment, net	406,849	403,444
Other assets:
Goodwill	1,294,189	1,291,231
Other intangible assets, net	90,395	94,823
Notes receivable, net	3,139	6,080
Deferred financing costs, net	3,918	4,232
Other	50,805	48,241
Total assets	$2,137,702	$2,091,580

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$42,939	$39,002
Accounts payable	45,594	39,416
Accrued payroll and related liabilities	59,023	49,893
Other accrued liabilities	63,291	57,131
Total current liabilities	210,847	185,442
Long-term debt, less current portion	578,967	591,641
Deferred income taxes	82,606	75,846
Other liabilities	34,807	37,267
Total liabilities	907,227	890,196
Redeemable noncontrolling interests	7,043	6,991
VCA Antech, Inc. stockholders’ equity:
Common stock	88	88
Additional paid-in capital	395,564	390,359
Retained earnings	821,694	791,209
Accumulated other comprehensive (loss) income	(897)	1,847
Total VCA Antech, Inc. stockholders’ equity	1,216,449	1,183,503
Noncontrolling interests	6,983	10,890
Total equity	1,223,432	1,194,393
Total liabilities and equity	$2,137,702	$2,091,580

VCA Antech, Inc. Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$31,823	$36,321
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,239	16,562
Amortization of debt issue costs	314	322
Provision for uncollectible accounts	1,093	1,146
Business combination adjustment gain	—	(5,719)
Net loss on sale of assets	1,726	523
Share-based compensation	3,770	4,183
Deferred income taxes	2,868	4,212
Excess tax benefit from exercise of stock options	(62)	(187)
Other	(414)	(391)
Changes in operating assets and liabilities:
Trade accounts receivable	(16,126)	(4,606)
Inventory, prepaid expense and other assets	(2,491)	(2,939)
Accounts payable and other accrued liabilities	12,127	814
Accrued payroll and related liabilities	9,149	10,725
Income taxes	13,235	12,698
Net cash provided by operating activities	75,251	73,664

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(6,756)	(65,472)
Real estate acquired in connection with business acquisitions	(510)	—
Property and equipment additions	(17,969)	(16,072)
Proceeds from sale of assets	177	36
Other	(115)	193
Net cash used in investing activities	(25,173)	(81,315)

Cash flows from financing activities:
Repayment of debt	(8,733)	(34,626)
Proceeds from issuance of long-term debt	—	50,000
Proceeds from revolving credit facility	—	50,000
Repayment of revolving credit facility	—	(50,000)
Payment of financing costs	—	(101)
Distributions to noncontrolling interest partners	(1,197)	(719)
Purchase of noncontrolling interest	(5,032)	—
Proceeds from issuance of common stock under stock option plans	1,876	2,621
Excess tax benefit from exercise of stock options	62	187
Stock repurchases	(59)	(579)
Other	—	(151)
Net cash (used in) provided by financing activities	(13,083)	16,632

Effect of currency exchange rate changes on cash and cash equivalents	(144)	84
Increase in cash and cash equivalents	36,851	9,065
Cash and cash equivalents at beginning of period	68,435	63,651
Cash and cash equivalents at end of period	$105,286	$72,716

VCA Antech, Inc. Supplemental Operating Data (Unaudited - In thousands, except per share amounts)

Table #1

Reconciliation of net income attributable to VCA Antech, Inc., to adjusted net income attributable to VCA Antech, Inc.(1)	Three Months Ended March 31,
	2013	2012

Net income attributable to VCA Antech, Inc.	$30,485	$35,245
Vacant property adjustments(2)	3,804	—
Tax benefit from vacant property adjustments(2)	(1,489)	—
Business combination adjustment gain(3)	—	(5,719)
Adjusted net income attributable to VCA Antech, Inc.	$32,800	$29,526
Addback of intangible asset amortization associated with acquisitions, net of tax(4)	3,070	2,968
Adjusted net income attributable to VCA Antech, Inc. excluding amortization	$35,870	$32,494

Table #2

Reconciliation of diluted earnings per share to adjusted diluted earnings per share(1)	Three Months Ended March 31,
	2013	2012

Diluted earnings per share	$0.34	$0.40
Impact of vacant property adjustments, net of tax(2)	0.03	—
Impact of business combination adjustment gain(3)	—	(0.06)
Adjusted diluted earnings per share	$0.37	$0.34
Impact of intangible asset amortization associated with acquisitions, net of tax(4)	0.03	0.03
Adjusted diluted earnings per share excluding amortization	$0.40	$0.37

Shares used for computing adjusted diluted earnings per share	89,379	88,055

Table #3

Reconciliation of gross profit to adjusted gross profit(1)	Three Months Ended March 31,
	2013	2012

Consolidated gross profit	$96,923	$93,379
Impact of vacant property adjustments(2)	2,046	—
Consolidated adjusted gross profit	$98,969	$93,379
Consolidated adjusted gross profit margin	22.6%	22.8%

(1)	Management uses adjusted net income, adjusted net income excluding amortization, adjusted diluted earnings per share, adjusted diluted earnings per share excluding amortization, and adjusted gross profit and its components among other factors, to measure the performance of the overall Company. Further, we believe that investors' understanding of our performance is enhanced by disclosing these measures. Adjusted net income and its components and adjusted diluted EPS measures are not, and should not be viewed as substitutes for, U.S. generally accepted accounting principles (GAAP) net income and its components and diluted earnings per share.
(2)	During the quarter, we recorded a write-down to net realizable value of $1.8 million related to a vacant property that is held for sale, and we accrued costs totaling $2.0 million related to a vacant leased property.
(3)	As a result of the acquisition of a controlling interest in AVC, we recorded a gain for the increase in value of our previously held interest in AVC, which we acquired in 2008.
(4)	Beginning in the first quarter of 2013, we have modified our Adjusted EPS to exclude intangible amortization associated with acquisitions. As we continue to grow our business through acquisitions, we will begin using earnings excluding amortization as a measure of operational performance, growth and shareholder returns. We believe adjusting EPS for this amortization will provide our investors with better insight into the operating performance of the business.

VCA Antech, Inc. Supplemental Operating Data (cont) (Unaudited - In thousands, except per share amounts)

	As of
Table #4	March 31, 2013	December 31, 2012
Selected consolidated balance sheet data
Debt:
Senior term notes	$584,531	$592,422
Other debt and capital leases	37,375	38,221
Total debt	$621,906	$630,643

Table #5	Three Months Ended March 31,
Selected expense data	2013	2012

Rent expense	$18,625	$16,045

Depreciation and amortization included in direct costs:
Animal hospital	$13,179	$11,226
Laboratory	2,486	2,468
All other	1,241	1,502
Intercompany	(439)	(362)
	$16,467	$14,834
Depreciation and amortization included in selling, general and administrative expense	1,772	1,728
Total depreciation and amortization	$18,239	$16,562

Share-based compensation included in direct costs:
Laboratory	$109	$123

Share-based compensation included in selling, general and administrative expense:
Animal hospital	641	341
Laboratory	299	385
All other	186	152
Corporate	2,535	3,182
	3,661	4,060
Total share-based compensation	$3,770	$4,183

CONTACT:
VCA Antech, Inc.
Tomas Fuller
Chief Financial Officer
(310) 571-6505